Exhibit 10.32

Dated 11th August, 2010

(1) O&H Q7 LIMITED

- and -

(2) GW PHARMA LIMITED

-and-

(3) GW PHARMACEUTICALS PLC

OCCUPATIONAL UNDERLEASE OF

6th FLOOR, ONE CAVENDISH PLACE,

LONDON W1

Mishcon de Reya
Summit House
12 Red Lion Square
London WC1R 4QD
Tel: 020 7440 7000
Fax: 020 7404 5982
Ref HL/16795.230
E-mail: helena.liebster@mishcon.com

TABLE OF CONTENTS

(continued)

ii

Dated 11th August, 2010

LR1: Date of lease	11th August 2010

LR2: Title number(s)	LR2.1 Landlord’s title number(s)

314084

LR2.2 Other title numbers)

None

LR3: Parties to the lease	Landlord: O & H Q7 Limited (company reg. no. 5277165) whose registered office is at 25-28 Old Burlington Street, London WIS 3AN

Tenant: G W Phar a Limited (company reg. no. 3704998) whose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 OJQ

Guarantor: G W Pharmaceuticals Plc (company reg. no. 4160917) whose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 OJQ

LR4: Property	In the case of a conflict between this clause and the remainder of this lease, then for the purposes of registration, this clause shall prevail.

The property known as 6th floor, One Cavendish Place, London shown edged red on the attached plan as further described in clause 1.23

LR5: Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None

LR5.2 This lease is made under, or by reference to, provisions of:

None

LR6: Term for which the property is leased	From and including 1 October 2010 to and including 30 September 2015

LR7: Premium	None

LR8: Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.

LR9: flights of acquisition etc	LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenants to (offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10: Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11: Easements	LR11: Easements granted by this lease for the benefit of the Property

See Schedule 1

LR1.1.2 Easements granted or reserved by this lease over the Property for the benefit of other property

See Schedule 2

LR12: Estate rentcharge burdening the Property	None

LR13: Application for a standard form of restriction	None

LR14: Declaration of trust where there is more than one person comprising the tenant	Not applicable

SECTION 1

DEFINITIONS AND INTERPRETATION

1.                                      DEFINITIONS

The expressions Landlord, Tenant, Guarantor, Property and Term have the meanings given to than in clauses LR3, LR4 and LR6.

These further definitions apply:

1.1                               “Additional Rent” means all sums referred to in clause 5, and all sums which are recoverable as rent in arrear or stated in this Lease to be due to the Landlord;

1.2                               “Adjoining Property” means any land and/or buildings adjoining or neighboring the Premises;

1.3                               “Base Rate” means the base rate for the time being of Barclays Bank PLC or some other London clearing bank nominated from time to time by the Landlord or. in the event of base rate being abolished. such other comparable rate of interest as the Landlord shall reasonably specify;

1.4                               “Building” means the land situated at One Cavendish Place. London WI together with the building erected on it or on part of it and registered under title number 314084 and each and every part of the land and building. including all landlord’s fixtures, fittings, plant, machinery, apparatus and equipment now or after the date of this Lease in or upon the same;

1.5                               “Code of Measuring Practice” means the current RICS Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors;

1.6                               “Common Parts” means any entrance halls, lavatories, cleaning cupboards, risers, corridors, passages, lobbies, landings, staircases, lifts, pedestrian ways, courtyards, forecourts, and service areas and loading bays if any and any other amenities in, or forming part of, the Building which are or may from time to time be provided or designated by the Landlord for common use by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them but excluding the Lettable Areas;

1.7                               “Conduits” means all drains, pipes, gullies, gutters, sewers, ducts, mains, channels, subways, wires, cables, conduits, flues and any other conducting media of whatsoever nature;

1.8                               “Decoration Year” means the year ending 30 September 2013;

1.9                               “Development” means development as defined in section 55 of the Town and Country Planning Act 1990;

1.10                        “Group Company” means any company which is. for the time being (a) a subsidiary of the relevant party or (b) the holding company of that party or (c) another subsidiary of the holding company of that party, in each case within the meaning of section 736 of the Companies Act 1985, as amended by the Companies Act 1989;

1.11                        “Guarantor” means the party named as ‘Guarantor’ in this Lease and includes the person from time to time guaranteeing the obligations of the Tenant under this Lease and. in the case of an individual, includes his personal representatives;

1.12                        “Initial Rent” means the sum of one hundred thousand and five hundred pounds sterling (£114,838.00) per annum;

1.13                        “Insurance Rent” means:-

1.13.1                                      a due proportion (to be fairly and properly determined by the Landlord or the Surveyor) of the sums which the Landlord pays from time to time for insuring the Building against the Insured Risks pursuant to clause 27.1.1 and the other items referred to in clauses 27.1.3 and 27.1.4; and

1.13.2                                      all sums which the Landlord pays from time to time for insuring against the loss of the Principal Rent and the Service Charge pursuant to clause 27.1.2;

1.14                        “Insured Risks” means (to the extent that any of the same are insurable in the London insurance market at reasonable cost and on reasonable terms) fire, storm, tempest, flood, earthquake, lightning, explosion, terrorism, impact, aircraft (other than hostile aircraft), subsidence and other aerial devices and articles dropped from them, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes, and such other risks as the Landlord may, in its discretion from time to time, determine;

1.15                        “Landlord” means the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.16                        “Layout Plan” means the layout plan attached to this Lease and labelled “Layout Plan”;

1.17                        “this Lease” means this Underlease and any document which is supplemental to it. whether or not it is expressly stated to be so;

1.18                        “Lettable Areas” means those parts of the Building leased or intended to be leased to occupational tenants;

1.19                        “Net Internal Area” means the total floor area (expressed in Units of Measurement) measured in accordance with the Code of Measuring Practice;

1.20                        “Permitted Use” means good class offices within paragraph (a) of Class B1 (Business) of the Town and Country Planning (Use Classes) Order 1987 only and not any amendment or re-enactment of such Order made after the date of this Lease and purposes ancillary to such use (but excluding any offices which encourage daily general public access without prior appointment and any other use to which the Landlord may reasonably object on the grounds of good estate management);

1.21                        “Plan” means the plan annexed to this Lease;

1.22                        “Planning Acts” means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act

1990, the Planning (Consequential Provisions) Act 1990, and the Planning and Compensation Act 1991 and any other town and country planning or related legislation;

1.23                        “Premises” means the 6th floor of the Building shown edged red on the Plan including:-

1.23.1                                      the internal plaster surfaces and finishes of any structural or load bearing walls and columns in or which enclose them, but not any other part of such walls and columns;

1.23.2                                      the entirety of any non-structural or non-load bearing walls and columns in them;

1.23.3                                      the inner half (severed medially) of any internal non-load hearing walls which divide them from any other part of the Building;

1.23.4                                      the floor of them (including raised floors and the cavity below them) but the lower limit of the Premises shall not extend to anything below the floor slabs;

1.23.5                                      the ceiling finishes of them, including suspended ceilings and suspended plaster ceiling (if any) and light fittings but the upper limit of the Premises shall not extend to anything above the ceiling finishes other than the cavity above any suspended ceilings which shall be included;

1.23.6                                      all glass in the external windows;

1.23.7                                      all sanitary and hot and cold water apparatus and equipment and any radiators in them and all fire fighting equipment and hoses in them together exclusively serving the same;

1.23.8                                      all Conduits in them and exclusively serving the same, except those of any utility company;

1.23.9                                      all landlord’s fixtures, fitting, plant, machinery, apparatus and equipment at any time in or one them (but not any air conditioning units, sprinklers and ducting and ancillary plant, machinery, apparatus or equipment); and

1.23.10                               any additions, alterations and improvements;

1.24                        “Previous Lease A” means the lease dated 27 November 2008 made between (1) the Landlord (2) the Tenant and (3) the Guarantor;

1.25                        “Previous Lease B” means the lease dated 1 September 2009 made between (1) the Landlord (2) the Tenant and (3) the Guarantor;

1.26                        “Previous Leases” means Previous Lease A and Previous Lease B;

1.27                        “Prescribed Rate” means four per cent (4%) per annum above the Base Rate;

1.28                        “Present Tenant” means (in Schedule 4) the Tenant at the time the covenants on the part of the Guarantor arc entered into and (in Schedule 7) the Tenant at the time the covenants on the part of the Present Tenant therein referred to are entered into;

1.29                        “President” means the President for the time being of the Royal Institution of Chartered Surveyors (or in the event that such Institution ceases to exist such other independent body as the Landlord may reasonably nominate) and includes the duly appointed deputy of the President or any person authorised by the President or by the Institution or nominated body to make appointments on his or its behalf;

1.30                        “Principal Rent” means the rent payable under clause 4.1.1;

1.31                        “Rent Commencement Date” means 1 October 2010;

1.32                        “Rents” means the sums payable by the Tenant under clause 4;

1.33                        “Retained Parts” means all parts of the Building which do not comprise Lettable Areas, including:-

1.33.1                                      the Common Parts;

1.33.2                                      any parts of the Building reserved by the Landlord for the housing of plant, machinery or equipment, or otherwise in connection with, or required for, the provision of services (which for the avoidance of doubt includes the air conditioning apparatus and risers);

1.33.3                                      all Conduits in, on, over or under, or exclusively serving the Building, except any that form part of the Lettable Areas;

1.33.4                                      the main structure of the Building, including the roof and its structural parts, the foundations, all external walls, any internal structural or load bearing walls and columns, the structural slabs of the ceilings and floors, any party structures, boundary walls, railings and fences, and all exterior parts of the Building and any pavements, pavement lights, roads and car parking areas (if any) which form part of the Building.

1.34                        “Schedule of Condition” means the schedule of condition attached to this Lease;

1.35                        “Service Charge” has the meaning given to that expression in clause 30;

1.36                        “Superior Landlord” means or its successor as the person for the time being enfitled to any estate in the Building which is reversionary (whether immediate or mediate) upon the Landlord’s estate;

1.37                        “Superior Lease” means the Lease of the Building dated 2 November 1925 and made between The Right Honourable Thomas Evelyn Baron Howard de Walden and Seaford (1) and James Rossdale (2) for the term of 999 years from 6 January 1914 and any other lease of the Building which is reversionary (whether immediate or mediate) upon this Lease;

1.38                        “Surveyor” means any person appointed by the Landlord to perform the function of a surveyor or an accountant for any purpose of this Lease and includes any employee of the Landlord or of a Group Company of the Landlord appointed for that purpose and any person appointed by the Landlord to collect the rents or to manage the Building;

1.39                        “Tenant” means the party named as ‘Tenant’ in this Lease and includes the Tenant’s successors in title and assigns and, in the case of an individual, his personal representatives;

1.40                        “Term” means the term of years specified in clause 3.1;

1.41                        “Term Commencement Date” means 1 October 2010;

1.42                        “Unit/s of Measurement” means the units of square measurement determined in accordance with the Code of Measuring Practice;

1.43                        “Utilities” means water, soil, steam, air, electricity, radio, television, telegraphic, telephone, telecommunications and other services and supplies of whatsoever nature;

1.44                        “Value Added Tax” means value added tax as defined in the Value Added Tax Act 1994 and any tax of a similar nature substituted for, or levied in addition to, such value added tax;

1.45                        “Warranted Risk” means, insofar as the same relates to the Works, any substantial and material (in the reasonable opinion of the Landlord having regard to the best interests of the occupational tenants in the Building) defects in the Works or in, or attributable to the manufacture, construction, design, workmanship or materials used in each case by or on behalf of the building contractors and other consultants employed in carrying out the Works and which causes any of the Tenants to incur an increased service charge liability under this Lease which it would not otherwise have incurred;

1.46                        “Warrantor” means any party (other than the Tenant or any other tenant or occupier of any other part of the Building) against whom (at any relevant time) the Landlord has the right of action for recovery of losses, damages or costs in respect of the Warranted Risks;

1.47                        “Works” means the works described in the Licence for Alterations dated 24 June 2003 and made between (1) the Superior Landlord and (2) the Landlord;

1.48                        “Working Day” means any day, other than a Saturday or Sunday, on which clearing banks in the United Kingdom are open to the public for the transaction of business.

2.                                     INTERPRETATION

Unless there is something in the subject or context inconsistent with the same:-

2.1                               every covenant by a party comprising more than one person shall be deemed to be made by such party jointly and severally;

2.2                               words importing persons shall include companies and corporations and vice versa;

2.3                               any covenant by the Tenant not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

2.4                               any reference to the right of the Landlord to have access to, or to enter, the Premises shall be construed as extending to the Superior Landlord and to any mortgagee of the Landlord or the Superior Landlord and to all persons authorised by them, including agents, professional advisers, contractors, workmen and others;

2.5                               any requirement that the Tenant must obtain the approval or consent of the Landlord, in respect of any matter mentioned in this Lease includes a requirement that, where necessary under the Superior Lease, the approval or consent of the Superior Landlord must also be obtained in respect of that matter;

2.6                               any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of it for the time being in force, and all instruments, orders, notices, regulations, directions, bye-laws, permissions and plans for the time being made, issued or given under it, or deriving validity from it;

2.7                               all agreements and obligations by any party contained in this Lease (whether or not expressed to be covenants) shall be deemed to be, and shall be construed as, covenants by such party;

2.8                               the word “assignment” includes equitable assignment and the words “assign” and “assignee” shall be construed accordingly;

2.9                               the titles or headings appearing in this Lease are for reference only and shall not affect its construction;

2.10                        any reference to a clause or schedule shall mean a clause or schedule of this Lease.

SECTION 2

GRANT OF LEASE

3.                                      GRANT, RIGHTS AND OTHER MATTERS

3.1                               Demise and Term

In consideration of the rents, covenants and agreements reserved by and contained in, this Lease to be paid and performed by the Tenant, the Landlord leases the Premises with full title guarantee to the Tenant from and including the Term Commencement Date for the term of five (5) years paying the Rents to the Landlord in accordance with clause 4.

3.2                               Rights and Easements

There are granted the rights and easements set out in Schedule 1.

3.3                               Exceptions and reservations

There are excepted and reserved out of this Lease the rights and easements set out in Schedule 2.

3.4                               Third party rights

This Lease is granted subject to any rights, easements, reservations, privileges, covenants, restrictions, stipulations and other matters of whatever nature affecting the Premises including any exceptions or reservations and other matters contained or referred to in the Superior Lease and any matters contained or referred to in the deeds and documents listed in Schedule 6 so far as any of them relate to the Premises and are still subsisting and capable of taking effect.

3.5                               No implied easements

Nothing contained in this Lease shall confer on, or grant to, the Tenant any easement, right or privilege, other than those expressly granted by this Lease.

3.6                               Covenants affecting reversion

The Tenant shall perform and observe the agreements, covenants, restrictions and stipulations contained or referred to in the deeds and documents listed in Schedule 6 so far as any of them relate to the Premises and are still subsisting and capable of taking effect.

3.7                               Encroachments and easements

The Tenant shall not stop up or obstruct any of the windows or lights belonging to the Premises and shall not permit any new window, light, opening, doorway, passage, Conduit or other encroachment or easement to be made or acquired into, on or over the Premises or any part of them. If any person shall attempt to make or acquire any encroachment or easement whatsoever, the Tenant shall give written notice of that fact (o the Landlord immediately it shall come to the notice of the Tenant and, at the request of the Landlord and at the joint cost of the Landlord and Tenant, adopt such means as may be reasonably required by the Landlord for preventing any encroachment or the acquisition of any easement.

3.8                               Covenants relating to other property

Nothing contained in, or implied by, this Lease shall give the Tenant the benefit of, or the right to enforce or prevent the release or modification of, any covenant or agreement entered into by any tenant of the Landlord in respect of any property not comprised in this Lease.

3.9                               Landlord’s Covenants

Covenants on the part of the Landlord are covenants to do or not to do that which is covenanted for so long only as the Landlord remains entitled to the reversion immediately expectant on the determination of the Term and until released from such liability pursuant to S. 8 of the Landlord and Tenant (Covenants) Act 1995.

3.10                        Rights of entry by Landlord

The Tenant shall permit the Landlord or its surveyor/employees with all necessary materials and appliances to enter and remain on the Premises:-

3.10.1                                      to examine the condition of the Premises and to take details of the Landlord’s fixtures in them;

3.10.2                                      to exercise any of the rights excepted and reserved by this Lease;

3.10.3                                      for any purpose that. in the reasonable opinion of the Landlord. Is necessary to enable it to comply with any covenant on its part contained in the Superior Lease even though the obligation to comply with such covenant may be imposed on the Tenant by this Lease:

3.10.4                                      valuing or disposing of the Landlord’s interest in the Building;

3.10.5                                      to carry out inspection, repairs, renewals (when necessary) and maintenance of the flooring and air conditioning units and apparatus within the Premises.

3.11                 Terms of entry by Landlord

In exercising any of the rights mentioned in clause 3.10, the Landlord or the person exercising the right shall:-

3.11.1                                      give to the Tenant reasonable prior notice in writing of at least 3 working days that the right is to be exercised and shall only exercise it at reasonable times (except in an emergency, when no notice need be given and when it can, be exercised at any time);

3.11.2                                      cause as little inconvenience as practicable to the Tenant or any other permitted occupier of any part of the Premises; and

3.11.3                                      make good, as soon as practicable and to the reasonable satisfaction of the Tenant, any damage caused to the Premises.

SECTION 3

FINANCIAL PROVISIONS

4.                                      RENTS

4.1                               Tenant’s obligation to pay

The Tenant covenants to pay to the Landlord at all times during the Term:-

4.1.1                                             yearly, and proportionately for any fraction of a year, the initial Rent;

4.1.2                                             the Insurance Rent;

4.1.3                                             the Service Charge;

4.1.4                                             the Additional Rent; and

4.1.5                                             any Value Added Tax which may be chargeable in respect of the Principal Rent, the Insurance Rent, the Service Charge and the Additional Rent.

4.2                               Dates of payment of Principal Rent

The Principal Rent and any Value Added Tax chargeable on it shall be paid in four (4) equal instalments in advance on each 25th March, 24th June, 29th September and 25th December in every year, the first payment, being a proportionate sum in respect of the period from and including the Rent Commencement Date to the day before the quarter day following the Rent Commencement Date to be made on the Rent Commencement Date.

4.3                               Method of payment of Principal Rent

The Principal Rent and any Value Added Tax chargeable on it shall be paid in such manner as the Landlord may, from time to time, reasonably determine so that the Landlord shall receive full value in cleared funds on the date when payment is due unless the due date for payment is not a Working Day in which case the due date for payment shall be the next Working Day.

4.4                               Dates of payment of Insurance Rent and Additional Rent

The Insurance Rent and the Additional Rent and any Value Added Tax chargeable on either of them shall be paid within 7 days of receipt of written demand, the first payment of the Insurance Rent having been made on the date of this Lease.

4.5                               Dates of payment of Service Charge

The Service Charge and any Value Added Tax chargeable on it shall be paid within 7 days of receipt of written demand in accordance with clause 30.

4.6                               No right of set-off

Subject to any contrary statutory right, the Tenant shall not exercise any legal or equitable rights of set-off, deduction, abatement or counterclaim which it may have to reduce its liability for Rents.

5.                                      INTEREST

5.1                               Interest on late payments

Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if any of the Rents (whether formally demanded or not save that this provision shall not apply in respect of Service Charge or Insurance Rent which the Landlord must formally demand of the Tenant) or any other sum of money payable to the Landlord by the Tenant under this Lease shall not be paid so that the Landlord receives full value in cleared funds on the due payment date under the terms of this Lease the Tenant shall pay interest on such Rents and/or sums at the Prescribed Rate from and including the date when payment was due to the date of payment to the Landlord (both before and after any judgment).

5.2                               Interest on refused payments

Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if the Landlord shall decline to accept any of the Rents so as not to waive any existing breach, the Tenant shall pay interest on such Rent at the Prescribed Rate from and including the date when payment was due (or, where applicable, would have been due if demanded on the earliest date on which it could have been demanded) to the date when payment is accepted by the Landlord.

6.                                      OUTGOINGS

6.1                               Tenant’s obligation to pay

The Tenant shall pay, or indemnify the Landlord against, all existing and future rates arising during the Term or any extension or continuation thereof, taxes, duties, charges, assessments, impositions arid other outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-

recurring nature or of a wholly novel character) which are now or may at any time during the Term be Charged, levied, assessed or imposed upon, or payable in respect of, the Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord occasioned by any disposition of, or dealing with, the reversion of this Lease) and, in the absence of a direct assessment on the Premises, shall pay to the Landlord a fair proportion (to be reasonably determined by the Landlord) of any such outgoings.

6.2                               Indemnity against void rating relief

The Tenant shall indemnify the Landlord against any loss to the Landlord of void rating relief which might have been applicable to the Premises by reason of the Premises being vacant after the end of the Term (or any earlier termination of it) on the ground that such relief has already been allowed to the Tenant.

6.3                               Costs of utilities etc.

The Tenant shall:-

6.3.1                                             pay all charges for electricity gas and water consumed in the Premises including any connection and hiring charges and meter rents; and

6.3.2                                             perform and observe all present and future reasonable regulations and requirements of the electricity, gas and water supply companies or boards in respect of the supply and consumption of electricity, gas and water on the Premises.

7.                                      VALUE ADDED TAX

7.1                               Sums exclusive of VAT

All sums payable under this Lease by the Tenant to the Landlord (with the exception of the rent reserved in clause 4.1.5) shall be deemed to be exclusive of Value Added Tax.

7.2                               Tenant to pay VAT

Where pursuant to the terms of this Lease the Landlord makes a supply to the Tenant (other than a supply made in consideration for the payment of the Rents) and Value Added Tax is legally payable in respect of such supply, the Tenant shall pay to the Landlord on the date of such supply a sum equal to the amount of Value Added Tax so payable.

7.3                               VAT incurred by Landlord

Where the Tenant is required by the terms of this Lease to reimburse the Landlord for the costs or expenses of any supplies made to the Landlord, the Tenant shall also at the same time pay or, as the case may be, indemnify the Landlord against all Value Added Tax input tax incurred by the Landlord in respect of those supplies save to the extent that the Landlord is entitled to repayment or credit in respect of such Value Added Tax input tax.

8.                                      TAXATION

Notwithstanding anything contained in this Lease, the Tenant shall not do on, or in relation to, the Premises or any part of them, or in relation to any interest of the Tenant in the Premises, any act or thing (other than the payment of the Rents) which shall render the Landlord liable for any tax, levy, charge or other fiscal imposition of whatsoever nature save that the Tenant shall be permitted to do and perform anything permitted by this Lease without incurring a liability to the Landlord under this Clause.

9.                                      LANDLORD’S COSTS

Within ten (10) Working Days of prior written demand, the Tenant shall pay, or indemnify the Landlord, the Superior Landlord and any mortgagee against, all reasonable costs, fees, charges, disbursements and expenses properly incurred by them, including those payable to solicitors, counsel, surveyors, architects and bailiffs;-

9.1                               in relation to, or in reasonable contemplation of, the preparation and service of a notice under section 146 of the Law of Property Act 1925 or any proceedings under section 146 or section 147 of that Act (whether or not any right of reentry or forfeiture has been waived by the Landlord or a notice served under section 146 is complied with by the

Tenant or the Tenant has been relieved under the provisions of that Act and even though forfeiture may be avoided otherwise than by relief granted by the court);

9.2                               in relation to, or in reasonable contemplation of, the preparation and service within 21 days of all notices and schedules relating to any wants of repair, served during or after the expiration of the Term (but relating in all cases only to such wants of repair which accrued not later than the expiration or earlier determination of the Term);

9.3                               in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant, or in procuring the remedying of the breach of any covenant by the Tenant;

9.4                               in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management fees and expenses) whether or not it is granted (except in cases where the Landlord is obliged not to withhold its consent unreasonably and the withholding of its consent is held to be unreasonable), or the application is withdrawn.

SECTION 4

REPAIRS, ALTERATIONS AND SIGNS

10.                               REPAIRS, DECORATION ETC.

10.1                        Repairs

Subject to clause 10.2, the Tenant shall:-

10.1.1                                      repair, and reinstate (as may be necessary); and

10.1.2                                      as and when necessary, replace any of the landlord’s fixtures and fittings (excluding the flooring and all air conditioning apparatus situated in the Premises) which may be beyond repair with new ones which are similar in type and quality provided that the Tenant shall not be required by virtue of this clause 10.1 nor any other provision of this lease to put or keep the

Premises in any better state of repair decoration and condition than as is evidenced in the Schedule of Condition (fair wear and tear excepted).

10.2                        Damage by the Insured Risks

There shall be excepted from the obligations contained in clause 10.1 any damage caused by the Insured Risks (to the extent to which the Landlord covenants to insure the same under Clause 27.1) save to the extent that payment of the insurance monies shall be withheld by reason of any act neglect or default of the Tenant, any undertenant or occupier or any of their respective agents licensees visitors or contractors or any person under the control of any of them.

10.3                        Decorations

The Tenant shall:-

10.3.1                                      in the Decoration Year and also in the last three (3) months of the Term (whether determined by passage of time or otherwise) in a good and workmanlike manner prepare and decorate with at least two coats of good quality paint or otherwise treat, as appropriate, all parts of the Premises, such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably require;

10.3.2                                      as often as may be reasonably necessary, wash down all tiles, glazed bricks and similar washable surfaces in the Premises.

10.4                        Cleaning

The Tenant shall:-

10.4.1                                      keep the Premises in a clean and tidy condition and employ only competent and respectable persons as cleaners;

10.4.2                                      at least once in every month properly clean the inside of the windows or window frames and all other glass in the Premises unless the Landlord in its discretion arranges for the cleaning of the windows or window frames of the Premises itself.

11.                               YIELD UP

11.1                        Reinstatement of Premises

Immediately prior to the expiration or earlier determination of the Term, the Tenant shall at its cost:-

11.1.1                                      replace any of the landlord’s fixtures and fittings which shall be missing, damaged or destroyed, with new ones of similar kind and quality or (at the option of the Landlord) pay to the Landlord the reasonable cost of replacing any of them;

11.1.2                                      remove from the Premises any sign, writing or painting of the name or business of the Tenant or any occupier of them and all tenant’s fixtures, fittings, furniture and effects and make good, to the reasonable satisfaction of the Landlord all damage caused by such removal;

11.1.3                                      if so required by the Landlord, but not otherwise remove and make good any alterations or additions made to the Premises during the Term or during the terms of the Previous Leases (but not (to avoid doubt) any alterations or additions made to the Premises at any time prior to the commencement of the term of Previous Lease A), and well and substantially reinstate the Premises in such manner as the Landlord shall direct and to the Landlord’s reasonable satisfaction provided that the Landlord shall give at least 30 days prior notice to the Tenant prior to the expiry of the Term if it requires the Premises to be reinstated by the removal and making good of any such alterations or additions made to the Premises during the Term or the terms of the Previous Leases failing which the Tenant shall have no liability to the Landlord under this Clause provided that the Landlord and the Tenant acknowledge that the Layout Plan shows the current layout of the Premises and the Landlord and the Tenant agree that the Landlord shall not be entitled to require that the

Tenant removes and the Tenant shall not be obliged to remove prior to or at the expiry of the Term, any of the partitions nor the kitchen area in the Premises shown on the Layout Plan.

11.2                        Yielding up in good repair

At the expiration or earlier determination of the Term, the Tenant shall quietly yield up the Premises to the Landlord in such state of repair decoration and condition as is in accordance with the covenants by the Tenant contained in this Lease.

12.                               COMPLIANCE WITH NOTICES

12.1                        Tenant to remedy breaches of covenant

Whenever the Landlord shall give written notice to the Tenant of any defects, wants of repair or breaches of covenant, the Tenant shall, within sixty (60) days of such notice, or sooner if requisite, make good such defects or wants of repair and remedy the breach of covenant to the reasonable satisfaction of the Landlord.

12.2                        Failure of Tenant to repair

If the Tenant shall fail within fifteen (15) Working days of such notice, or as soon as reasonably possible in the case of emergency, to commence and then diligently and expeditiously to continue to comply with such notice, the Landlord may enter the Premises and carry out, or cause to be carried out, any of the works referred to in such notice and all costs and expenses incurred as a result shall be paid by the Tenant to the Landlord within 7 days of prior written demand, and in default of payment, shall be recoverable as rent in arrear.

13.                               ALTERATIONS

13.1                        No structural alterations

The Tenant shall not alter, cut into or remove any of the principal or load-bearing walls, floors, beams or columns in or enclosing the Premises.

13.2                        No alterations to landlord’s fixtures

The Tenant shall not make any alteration or addition to any of the landlord’s fixtures which for the avoidance of doubt includes the door and glass screens at the entrance to the Premises or to any of the Conduits in the Premises.

13.3                        Non-structural alterations

The Tenant shall not make any alteration or addition of a non-structural nature to the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld) save that for the avoidance of doubt alterations of any kind to the doors and glass screens in the Premises are absolutely prohibited.

13.4                        Demountable partitioning

The Tenant may install alter or remove demountable partitioning in the Premises without the prior written consent of the Landlord provided that the Landlord is notified in writing of any such alteration made by the Tenant and is provided with reasonable details of such alterations within 4 weeks following completion of the works.

13.5                        Covenants by Tenant

The Tenant shall enter into such covenants as the Landlord may reasonably require regarding the execution of any works to which the Landlord consents under this clause, and the reinstatement of the Premises at the end or earlier determination of the Term.

13.6                        Signage

The Tenant shall not erect or display on the exterior of the Premises or in the windows of them so as to be visible from the exterior any advertisement poster, notice, pole, flag, aerial, satellite dish or any other sign or thing without the prior written approval of the Landlord and subject always to the direction by the Landlord as to the position of any such sign.

SECTION 5

USE

14.                               USE OF PREMISES

14.1                        Permitted use

The Tenant shall not use the Premises or any part of them except for the Permitted Use.

14.2                        Tenant not to leave Premises unoccupied

The Tenant shall not leave the Premises continuously unoccupied for more than thirty (30) days without notifying the Landlord and providing, or paying for such caretaking or security arrangements as the Landlord shall reasonably require in order to protect the Premises from vandalism, theft or unlawful occupation.

14.3                        Details of keyboarders

The Tenant shall ensure that, at all times, the Landlord has particulars of the name, home address and home telephone number of at least two keyholders of the Premises.

14.4                        Keys to be given to Landlord

The Tenant shall provide the Landlord with a set of keys to the Premises to enable the Landlord or its agents and others authorised by the Landlord to enter the Premises for security purposes or in cases of emergency.

15.                               USE RESTRICTIONS

The Tenant shall perform and observe the obligations set out in Schedule 3.

16.                               LANDLORD’S REGULATIONS

The Tenant shall comply with all reasonable regulations made by the Landlord from time to time and notified to the Tenant in writing for the general management and security of the Building the Common Parts and other areas used or to be used in common with others.

17.                               EXCLUSION OF WARRANTY AS TO USER

17.1                        No warranty by Landlord

Nothing contained in this Lease, or in any consent or approval granted by the Landlord under this Lease, shall imply or warrant that the Premises may be used under the Planning Acts for the purpose permitted by this Lease or any purpose subsequently permitted.

17.2                        Tenant’s acknowledgement

The Tenant acknowledges that neither the Landlord nor any person acting on behalf of the Landlord has at any time made any representation or given any warranty that any use permitted by this Lease is, will be, or will remain, a use authorised under the Planning Acts.

17.3                        Tenant to remain bound

Even though any such use may not be a use authorised under the Planning Acts the Tenant shall remain fully liable to the Landlord in respect of the obligations undertaken by the Tenant in this Lease without being entitled to any compensation, recompense or relief of any kind.

SECTION 6

DISPOSALS

18.                               GENERAL RESTRICTIONS

18.1                        Alienation generally

The Tenant shall not assign, charge, underlet or part with possession or share the occupation of, or permit any person to occupy, or create any trust in respect of the Tenant’s interest in, the whole or any part of the Premises, except as may be expressly permitted by this clause and clauses 19 and 20.

18.2                        Sharing with a Group Company

Nothing in this clause or clauses 19 and 20 shall prevent the Tenant from sharing occupation of the whole or any part of the Premises with any company which is for the time being, a Group Company of the Tenant subject to (a) the Tenant giving to the Landlord written notice of the sharing of occupation and the name of the Group Company concerned within ten (10) Working Days after the sharing begins (b) the Tenant and that Group Company remaining in the same relationship whilst the sharing lasts and (c) the sharing not creating the relationship of landlord and tenant between the Tenant and that Group Company.

19.                               ASSIGNMENT

19.1                        No Assignment of Part

The Tenant shall not assign any part or parts (as distinct from the whole) of the Premises.

19.2                        Circumstances in which consent to Assignment may be withheld

For the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 it is agreed that the Landlord may withhold its consent to an assignment of the whole of the Premises in the following circumstances:-

19.2.1                                      Where the proposed assignee is not resident in, or in the case of a body corporate, is not incorporated in the United Kingdom.

19.2.2                                      Where the proposed assignee is a Group Company of the Tenant unless the Group Company procures a guarantee from a company of no lesser financial standing than GW Pharmaceuticals PLC as at the date hereof or from GW Pharmaceuticals PLC itself such guarantee to be in accordance with the guarantee provisions in Schedule 4.

19.2.3                                      Where the proposed assignee is any person or entity who has the right to claim sovereign or diplomatic immunity or exemption from liability from the covenants on the part of the Tenant contained in this Lease.

19.2.4                                      If there are any material outstanding breaches of the Tenant’s obligations under this Lease at the date of the Tenant’s application for consent.

19.3                        Conditions for Landlord’s Consent

For the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 it is further agreed that any consent of the Landlord to an assignment of the whole of the Premises may be subject:

19.3.1                                      If reasonably required by the Landlord a condition requiring the proposed assignee upon completion of the proposed assignment either:-

(a)                                 to deposit in such account as may be reasonably specified by the Landlord a sum equivalent to the annual rent payable for a period of six months or such longer period (up to a maximum of one year) that the Landlord reasonably requires from the date of completion of the proposed assignment and to deliver to the Landlord a duly executed Deed of Deposit in such form as the Landlord may reasonably require; or

(b)                                 to deliver to the Landlord a guarantee in favour of the Landlord by one of the English London Clearing Banks in a form first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) covering the Rents reasonably estimated by the Landlord to be prospectively payable for a period of one year from the date of completion of the proposed assignment.

19.3.2                                      a condition that the Tenant shall, prior to the proposed assignment being completed, execute and deliver to the Landlord a deed which shall be prepared by the Landlord’s solicitors containing covenants on the part of the Tenant in the form of those contained in Schedule 7 (therein defined as the “Present Tenant”).

19.4                        Assignment of the whole

Without prejudice to the provisions of Clauses 18 to 19.3 inclusive the Tenant shall not assign the whole of the Premises without the prior written consent of the Landlord any Superior Landlord and any mortgagee whose consent to an assignment of the Premises may be required by the Landlord or any Superior Landlord and except in relation to the circumstances mentioned in Clause 19.2 such consents shall not be unreasonably withheld or delayed. The parties agree that in considering whether or not the Landlord is reasonably withholding such consent due and proper regard shall be had to the provisions and effect of the Landlord and Tenant (Covenants) Act 1995.

20.                               UNDERLETTING

20.1                        Underletting of part

The Tenant shall not underlet part (as opposed to the whole) of the Premises.

20.2                        Underletting of the whole

The Tenant shall not underlet the whole of the Premises other than on condition that:-

20.2.1                                      if the Landlord shall reasonably so require, the Tenant obtains a reasonably acceptable guarantor for any proposed undertenant and such guarantor shall execute and deliver to the Landlord a deed containing reasonable covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation in the terms contained in Schedule 4 (with any reasonably necessary changes as are necessary and appropriate) or in such other terms as the Landlord may reasonably require; and

20.2.2                                      the tenancy created by the underlease is validly excluded from sections 24 to 28 of the Landlord and Tenant Act 1954.

20.3                        Underletting rent

The Tenant shall not: underlet the whole of the Premises at a fine or premium or at a rent less than the open market rent of the Premises at the time of such underlease.

20.4                        Direct covenants from undertenant

Prior to any permitted underlease the Tenant shall procure that the undertenant enters into the following direct covenants with the Landlord:-

20.4.1                                      an unqualified covenant by the undertenant not to assign or charge any part of the premises to be underlet subject to clause 20.4.2 and 20.4.3;

20.4.2                                      an unqualified covenant by the undertenant not to underlet any part of the premises to be underlet nor (save by way of an assignment of the whole or an underlease of the whole of the premises to be underlet) part with possession or share the occupation of the whole or any part of the premises to be underlet or permit any person to occupy them;

20.4.3                                      a covenant by the undertenant not to assign, or charge or underlet the whole of the premises to be underlet without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed;

20.4.4                                      a covenant by the undertenant to perform and observe all the tenant’s covenants contained in (a) this Lease (other than the payment of the Rents) and (b) the permitted underlease.

20.5                        Contents of underlease

Every permitted underlease (a final copy of which shall be supplied to, and approved by, the Landlord prior to its grant, such approval not to be unreasonably withheld or delayed) shall contain:-

20.5.1                                      a covenant by the undertenant (which the Tenant covenants to enforce) prohibiting the undertenant from doing or suffering any act or thing on, or in relation to, the premises underlet inconsistent with, or in breach of, this Lease;

20.5.2                                      a condition for re-entry on breach of any covenant by the undertenant;

20.5.3                                      the same restrictions as to assignment, underletting, charging and parting with or sharing the possession or occupation of the premises underlet, and the same provisions for direct covenants and registration as are in this Lease (with any necessary changes).

20.6                        Tenant to obtain Landlord’s consent

Without prejudice to the other provisions of this clause, the Tenant shall not underlet the whole of the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

20.7                        Tenant to enforce obligations

The Tenant shall enforce the performance and observance of the covenants by the undertenant contained in any permitted underlease and shall not, at any time, either expressly or by implication, waive any breach of them.

20.8                        No variation of terms

The Tenant shall not vary the terms, or accept any surrender, of any permitted underlease, without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

20.9                        No reduction in rent

The Tenant shall procure that the rent payable under any permitted underlease is not commuted or made payable more than one quarter in advance, and shall not permit any reduction of that rent.

21.                               REGISTRATION OF DISPOSITIONS

Within fifteen (15) Working Days of every assignment, transfer, assent, underlease, assignment of underlease, mortgage, charge or any other disposition, whether mediate or immediate, of or relating to the Premises, the Tenant shall provide the Landlord or its solicitors with a copy (certified as true) of the deed, instrument or other document evidencing or effecting such disposition and, on each occasion, shall pay to the Landlord or its solicitors a fee of fifty pounds (£50.00).

SECTION 7

LEGAL REQUIREMENTS

22.                               STATUTORY REQUIREMENTS

22.1                        Tenant to comply with statutes

The Tenant shall, at its expense, comply in all respects with every statute now in force or which may, after the date of this Lease, be in force and any other obligation imposed by law and all regulations laws or directives made or issued by or with the authority of The European Commission and/or The Council of Ministers relating to the Premises or their use, including (but without limitation) the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Defective Premises Act 1972, the Health and Safety at Work etc. Act 1974, the Environmental Protection Act 1990, the Water Resources Act 1991, the Environment Act 1995 and the Disability Discrimination Act 1995.

22.2                        Tenant to execute necessary works

The Tenant shall execute all works and provide and maintain all arrangements on or in respect of the Premises or their use which are required by any statute now in force or which may after the date of this Lease be in force or by any government department, local, public or other competent authority or court of competent jurisdiction acting under or in pursuance of any statute, and shall indemnify the Landlord against all costs, charges, fees and expenses arising directly from the execution of any works or the provision or maintenance of any arrangements so required so long as such works are not the responsibility of the Landlord.

22.3                        Tenant to refrain from certain acts

The Tenant shall not do, or omit to be done, in or near the Premises, any act or thing by reason of which the Landlord may, under any statute, incur or have imposed upon it, or become liable to pay, any damages, compensation, costs, charges, expenses or penalty save that this clause shall not impose any liability on the Tenant in respect of acts which the Tenant is permitted to carry out under this Lease.

23.                               PLANNING ACTS

23.1                        Tenant’s obligation to comply

The Tenant shall comply with the Planning Acts and with any planning permission relating to, or affecting, the Premises, and indemnify the Landlord against all proper actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising directly from any non-compliance.

23.2                        Tenant to obtain all permissions

The Tenant shall, at its expense, obtain and, if appropriate, renew any planning permission and any other consent and serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance of any use on the Premises.

23.3                        Tenant to pay planning charges

The Tenant shall pay and satisfy any charge or levy imposed under the Planning Acts in respect of any Development by the Tenant on the Premises.

23.4                        Tenant to carry out works before end of Term

Unless the Landlord shall otherwise reasonably direct in writing, the Tenant shall carry out and complete before the expiration or earlier determination of the Term:-

23.4.1                                      any works required to be carried out to the Premises as a condition of any planning permission granted during the Term and implemented by the Tenant whether or not the date by which the planning permission requires such works to be carried out is within the Term; and

23.4.2                                      any Development begun upon the Premises in respect of which the Landlord may be or become liable for any charge or levy under the Planning Acts.

23.5                        Plans etc. to be produced

The Tenant shall produce to the Landlord within 10 days of prior written demand all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that this clause has been complied with.

24.                               STATUTORY NOTICES

24.1                        Notices Generally

The Tenant shall:-

24.1.1                                      within ten (10) Working Days (or sooner if necessary having regard to the requirements of the notice or order in question or the time limits stated in it) of receipt of any notice or order or proposal for a notice or order given to the Tenant and relevant to the Premises or any occupier of them by any government department, local, public or other competent authority or court of competent jurisdiction, provide the Landlord with a true copy of it;

24.1.2                                      without delay, take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant; and

24.1.3                                      at the request of the Landlord but at the cost of the Tenant, make or join with the Landlord in making such objection, complaint, representation or appeal against or in respect of any such notice, order or proposal as the Landlord shall deem expedient acting reasonably and in the interests of good estate management.

24.2                        Party Wall etc. Act 1996

The Tenant shall:-

24.2.1                                      Forthwith after receipt by the Tenant of any notice served on the Tenant under the Party Wall etc. Act 1996 provide the Landlord with a true copy of it;

24.2.2                                      At the request of the Landlord but at the joint cost of the Landlord and the Tenant make or join with the Landlord in making such objection complaint representation and in serving such counter notice against or in respect of any such notice as the Landlord shall deem expedient acting reasonably and in the interests of good estate management;

24.2.3                                      At the request of the Landlord but at the joint cost of the Landlord and the Tenant make or join with the Landlord in serving any such notice on any adjoining owner under the Party Wall etc. Act 1996 as the Landlord may from time to time require.

25.                               FIRE PRECAUTIONS AND EQUIPMENT

25.1                        Compliance with requirements

The Tenant shall comply with the requirements and recommendations of the fire authority and the insurers of the Building and the reasonable requirements of the Landlord in relation to fire precautions affecting the Premises.

25.2                        Fire fighting appliances to be supplied

The Tenant shall keep the Premises equipped with such fire fighting appliances as shall be required by any statute, the fire authority or the insurers of the Building, or as shall be reasonably required by the Landlord (or, at the Tenant’s option, the Tenant shall pay to the Landlord within 14 days of prior written demand the cost of providing and installing any such appliances) and the Tenant shall keep such appliances open to inspection and maintained to the reasonable satisfaction of the Landlord.

25.3                        Access to be kept clear

The Tenant shall not obstruct the access to, or means of working, any fire fighting appliances or the means of escape from the Premises or the Building in case of fire or other emergency.

26.                               DEFECTIVE PREMISES

Immediately upon becoming aware of the same, the Tenant shall give written notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do, or refrain from doing, any act or thing so as to comply with any duty of care imposed on the Landlord under the Defective Premises Act 1972, and shall display and maintain in the Premises all notices which the Landlord may, from time to time, reasonably require to be displayed in relation to any such matters.

SECTION 8

INSURANCE

27.                               INSURANCE PROVISIONS

27.1                        Landlord to insure

The Landlord shall insure and keep insured with some publicly quoted insurance company (or a subsidiary of a publicly quoted company) or with Lloyd’s underwriters and through such agency as the Landlord may, from time to time, determine, subject to such reasonable exclusions, excesses, limitations, terms and conditions as may be contained in any policy taken out by the Landlord:-

27.1.1                                      the Building (including plate glass) in its Full Reinstatement Cost against loss or damage by the Insured Risks;

27.1.2                                      the loss of the Principal Rent and the Service Charge from time to time payable, or reasonably estimated to be payable, under this Lease, for three (3) years or such longer period as the Landlord may, from time to time, reasonably deem to be necessary, having regard to the likely period required for obtaining planning permission and reinstating the Building;

27.1.3                                      explosion or breakdown of any engineering and electrical plant and machinery in the Building to the extent that the same is not covered by clause 27.1.1;

27.1.4                                      property owner’s liability and such other insurances in respect of the Building as the Landlord may, from time to time, deem necessary to effect having due regard to the interests of good estate management.

27.2                        Full Reinstatement Cost

In this clause 27, “Full Reinstatement Cost” means the full cost of reinstating the Building at the time when such reinstatement is likely to take place, having regard to any possible increases in building costs, and including the cost of demolition, shoring up, site clearance, ancillary expenses and architects’, surveyors’ and other professional fees and any necessary Value Added Tax.

27.3                        Landlord’s fixtures

The Tenant shall notify the Landlord in writing of the full reinstatement cost of any fixtures and fittings installed at any time by the Tenant and which may become landlord’s fixtures and fittings for the purpose of enabling the Landlord to effect adequate insurance cover for them.

27.4                        Landlord to produce evidence of insurance

At the request of the Tenant, the Landlord shall produce to the Tenant reasonable evidence from the insurers of the terms of the insurance policy (or at the Tenant’s option, a copy of the policy) and the fact that the policy is subsisting and in effect and that the premium has been paid.

27.5                        Damage to the Building

If the Building or any part of it shall be damaged or destroyed by any of the Insured Risks then:-

27.5.1                                      unless payment of the insurance monies shall be refused wholly or partly by reason of any act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them; and

27.5.2                                      subject to the Landlord being able to obtain any necessary planning permission and all other necessary licences, approvals and consents, which the Landlord shall use all reasonable endeavours to obtain but shall not be obliged to institute any appeals; and

27.5.3                                      subject to any necessary labour and materials being and remaining available, which the Landlord shall use reasonable endeavours to obtain as soon as practicable the Landlord shall lay out the net proceeds of such insurance received by the Landlord in respect of such damage, (other than any in respect of loss of rent), in the reinstatement and rebuilding of the part of the Building so damaged or destroyed substantially as it was prior to any such damage or destruction (but not so as to provide accommodation identical in layout if it would not be reasonably practical to do so but if this is the case to ensure that such accommodation and layout does not increase the Tenant’s liability under this Lease and that it is fit for the Tenant’s use and business and as high class offices).

27.6                        Where reinstatement is prevented

If, for any reason whatsoever, the Landlord is prevented from reinstating or rebuilding the Premises or the Building, having used all reasonable endeavours to obtain all planning permissions approvals and consents necessary for such purpose, and the Landlord continues to be prevented from reinstating or rebuilding for a period of three (3) years after the date of the damage or destruction, the Landlord shall thereupon be released from such obligation and shall be solely entitled to all the insurance monies. Unless this Lease has been terminated by frustration in the meantime, the Landlord or the Tenant may, at any time after the expiry of such period, determine this Lease by giving written notice to each other but such determination shall be without prejudice to any claim which the Landlord may have against the Tenant or any Guarantor or which the Tenant or the Guarantor may have against the Landlord for any previous breach of covenant or sum previously accrued due.

27.7                        Payment of insurance money refused

If payment of any insurance money is refused as a result of some act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them, the Tenant shall pay to the Landlord, within 7 days of written demand and with appropriate evidence of the reasons for such refusal, the amount so refused with interest on that amount at the Prescribed Rate from and including the date of such refusal to the date of payment by the Tenant.

27.8                        Suspension of rent payments

If the Premises or the Building or any part of them shall be damaged or destroyed by any of the Insured Risks so as to render the Premises unfit for use and occupation or inaccessible, the Principal Rent and the Service Charge, or a fair proportion of them according to the nature and extent of the damage sustained, shall not be payable until the Premises or the part damaged or destroyed shall be again rendered fit for business use by the Tenant as high class offices and occupation and accessible or until the expiration of the loss of rent insurance (whichever is the earlier). Such suspension of rent shall be conditional upon the insurance not having been vitiated or payment of the policy monies refused wholly or partly as a result of some act or default of the Tenant, any undertenant or occupier of any part of the Premises or any of their respective agents licensees, visitors or contractors or any person under the control of any of them. Any dispute regarding the suspension of payment of the Principal Rent or the Service Charge shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by the President in accordance with the Arbitration Act 1996. If such rent suspension applies the Landlord shall make a proportionate reimbursement to the Tenant of any Principal Rent and Service Charge paid in advance for any period beyond the date of the relevant damage or destruction.

27.9                        Benefit of other insurances

If the Tenant shall become entitled to the benefit of any insurance covering any part of the Premises which is not effected or maintained in pursuance of the obligations contained in this Lease, the Tenant shall apply any money received from such insurance (in so far as it extends) in making good the loss or damage in respect of which it shall have been received.

27.10                 Insurance becoming void

The Tenant shall not do, or omit to do:-

27.10.1                               anything which causes any policy of insurance covering the Premises or the Building or any Adjoining Property owned by the Landlord to become wholly or partly void; or

27.10.2                               anything whereby any abnormal or loaded premium becomes payable in respect of the policy, unless the Tenant has previously notified the Landlord and agreed to pay the increased premium and, in any event, the Tenant shall pay to the Landlord written 7 days of written demand all reasonable expenses incurred by the Landlord in renewing any such policy such renewal to be on the terms of the Landlord’s obligations to insure under this Lease.

27.11                 Requirements of insurers

The Tenant shall, at all times, comply with any requirements and recommendations of the insurers of the Building so far as the same have previously been notified in writing to the Tenant and shall pay a fair proportion of the costs of all insurance valuations of the Building but so long as such insurance valuations do not occur more than once in any year.

27.12                 Notice by Tenant

The Tenant shall give notice to the Landlord immediately on the happening of any event or thing which might reasonably be expected by the Tenant to affect any insurance policy relating to the Premises or the Building.

SECTION 9

DEFAULT OF TENANT AND RIGHTS OF RE-ENTRY

28.                               DEFAULT OF TENANT

28.1                        Re-entry

Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, on or at any time after the happening of any of the events mentioned in clause 28.2, the Landlord may re-enter the Premises or any part of them in the name of the whole, and the Term shall then end, but without prejudice to any claim which the Landlord may have against the Tenant or any Guarantor for any previous breach of covenant or sum previously accrued due.

28.2                        Events of default

The events referred to in clause 28.1 are the following:-

28.2.1                                      if the Rents or any part of them shall be unpaid for ten (10) Working Days after becoming payable (whether formally demanded or not); or

28.2.2                                      if any of the covenants by the Tenant contained in this Lease shall not be materially performed and observed; or

28.2.3                                      if the Tenant, for the time being, and/or the Guarantor (if any) (being a body corporate):-

(a)                                 calls, or a nominee on its behalf calls, a meeting of any of its creditors; or makes an application to the Court under Section 425 of the Companies Act 1985; or submits to any of its creditors a proposal under Part I of the Insolvency Act 1986; or enters into any arrangement, scheme, compromise, moratorium or composition with any of its creditors (whether under Part I of the Insolvency Act 1986 or otherwise); or

(b)                                 has an administrative receiver or a receiver or a receiver and manager appointed in respect of the Tenant’s or the Guarantor’s property or assets or any part; or

(c)                                  an administration order is made in respect of the Tenant or the Guarantor (as the case may be); or an administrator is appointed; or

(d)                                 an administration order is presented against it; or is wound up pursuant to a winding-up resolution; or has a liquidator or provisional liquidator appointed; or

(e)                                  shall cease for any reason to maintain its corporate existence; or is struck off the register or companies; or otherwise ceases to exist; or

28.2.4                                      if the Tenant, for the time being, and/or the Guarantor (if any) (being an individual, or if more than one individual, then any one of them) obtains an interim order under Part VIII of the Insolvency Act 1986; or enters into any arrangement, scheme, compromise, moratorium or composition with, any of his creditors (whether under Part VIII of the Insolvency Act 1986 or otherwise); or has a bankruptcy petition presented against him or is adjudged bankrupt (whether in England or elsewhere); or has a receiver appointed in respect of the Tenant’s or the Guarantor’s property or assets or any part; or

28.2.5                                      if analogous proceedings or events to those referred to in this clause shall be instituted or occur in relation to the Tenant, for the time being, and/or the Guarantor (if any) elsewhere than in the United Kingdom; or

28.2.6                                      if the Tenant, for the time being, and/or the Guarantor (if any) suffers any distress or execution to be legally levied on the Premises which is not discharged in full within twenty one (21) days after the levy has been made.

SECTION 10

LANDLORD’S SERVICES AND SERVICE CHARGE

29.                               LANDLORD’S SERVICES

29.1                        Provision of Services

The Landlord covenants with the Tenant that it shall use all reasonable endeavours to provide the following services in accordance with the principles of good estate management:-

29.1.1                                      Repairs

So far as may be necessary for the use and enjoyment by the Tenant of the Premises and the Building, to keep the Retained Parts in good repair and condition;

29.1.2                                      Common Parts

To keep clean and maintained in a proper manner the Common Parts, including their windows, and any lavatories of which the Tenant has the use, and, where appropriate, to keep them adequately lighted;

29.1.3                                      Lift

To provide a lift service by the operation of the lift now installed in the Building or by such substituted lifts as the Landlord may, in its discretion, from time to time install;

29.1.4                                      Hot and cold water

To provide an adequate supply of hot water and cold water to the wash basins in any lavatory of which the Tenant has the use;

29.1.5                                      Heating

To provide to the Premises and the Common Parts heating to such temperature as the Landlord may from time to time consider adequate and for such periods of the year as the Landlord may consider desirable;

29.1.6                                      Air Conditioning

To provide air conditioning to the Premises to such standard as the air conditioning system was designed to achieve;

29.1.7                                      Staff

To employ such staff as the Landlord may, in its discretion, deem desirable or necessary to enable it to provide any of the services in the Building and for its general management and security;

29.1.8                                      Name Boards

To provide name boards of such size and design as the Landlord may, in its discretion, determine in the main entrance to the Building and at such other locations as the Landlord may consider desirable;

29.1.9                                      Open Areas

To repair and maintain those parts of the Building which are not built on, and keep them clear of all rubbish and free from weeds, and, at the Landlord’s discretion, to provide and maintain such plants, shrubs, trees or garden or grassed areas as may be appropriate, and to keep them planted, free from weeds and the grass cut.

29.2                Appointment of agents

In performing its obligations under this clause, the Landlord shall be entitled to employ such agents, contractors or other persons as it may think fit, having due regard to the interests of the occupiers in the Building and so long as such personnel are employed by the Landlord at arms length at commercially standard rates and to delegate its duties and powers to them and their proper fees and expenses shall form part of the Expenditure (as defined in clause 30).

29.3                        Variation of services

The Landlord may, at its discretion, add to, extend, vary or withhold from time to time any of the services refereed to in this clause if the Landlord shall reasonably consider it desirable to do so for the more efficient management, operation or security of the Building, or for the comfort of the tenants in the Building provided that the Tenant’s use and enjoyment of the Premises shall not be prejudiced.

29.4                        Failure by Landlord to provide services

The Landlord shall not be liable to the Tenant in respect of any failure by the Landlord to perform any of the services referred to in this clause unless the Tenant has given to the

Landlord written notice of the failure in question and the Landlord has failed within a reasonable time to remedy it.

29.5                        Exclusion of Landlord’s liability

The Landlord shall not incur any liability for any failure or interruption in any of the services to be provided by the Landlord or for any inconvenience or injury to person or property arising from that failure or interruption, in either case due to any maintenance, servicing, repair, replacement, mechanical breakdown, failure, malfunction, shortages, labour disputes or any cause or circumstance beyond the control of the Landlord, but the Landlord shall use all reasonable endeavours to cause the service in question to be reinstated with the minimum of delay.

30.                               SERVICE CHARGE

30.1                        Definitions

In this Lease:-

30.1.1                                      “Advance Payment” means the Service Charge Percentage of the Estimated Expenditure;

30.1.2                                      “Estimated Expenditure” means, for any Financial Year during the Term, such sum as the Landlord may, from time to time, specify as being a fair and reasonable estimate of the Expenditure for the current Financial Year based on a budget prepared by the Landlord and submitted to the Tenant, and includes, for the Financial Year in question, any revised budget of the Landlord’s estimate of the Expenditure for that Financial Year;

30.1.3                                      “Expenditure” means:-

(a)                                 the aggregate of all costs, expenses and outgoings whatsoever incurred by the Landlord in complying with its covenants under clause 29 and in respect of the items set out in Schedule 5, whether the Landlord is obliged by this Lease to incur them or not; and

(b)                                 such sums or provision as the Landlord may, in its discretion and having regard to the interests of the Tenant in the Building and the principles of good estate management, consider desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure, whether recurring at regular or irregular intervals or for anticipated expenditure in respect of any of the services to be provided by the Landlord or any of the items set out in Schedule 5 provided that the Tenant shall not be liable for such terms or provision by the Landlord which is requested during the last 12 months of the Term;

30.1.4                                      “Financial Year” means the period from 1 January in every year to 31 December of that year, or such other period as the Landlord may, in its discretion, from time to time determine;

30.1.5                                      “Service Charge” means the Service Charge Percentage of the Expenditure;

30.1.6                                      “Service Charge Percentage” means that proportion of the Expenditure which the Net Internal Area of the Premises bears to the aggregate of the Net Internal Area of the Lettable Areas (subject to adjustment under this clause);

30.1.7                                      “Service Charge Commencement Date” means 1 October 2010;

30.2                        Preparation of Expenditure Account

The Landlord shall, as soon as reasonably practicable after the end of each Financial Year, prepare an account showing the Expenditure for that Financial Year and containing a fair summary of the various items comprising the Expenditure, and on such account being certified by the Surveyor and a copy of it supplied to the Tenant, it shall be conclusive evidence, for the purposes of this Lease, of all matters of fact referred to in the account save in the case of manifest error.

30.3                Advance Payment

The Tenant shall pay to the Landlord on account of the Service Charge:-

30.3.1                                      for the period beginning on the Service Charge Commencement Date to the end of the Financial Year current at the date of this Lease the Advance Payment for that Financial Year; and

30.3.2                                      for each Financial Year following that current at the date of this Lease the Advance Payment,

all such payments to be made by equal quarterly payments in advance on the same dates as the Principal Rent is payable and to be subject to adjustment if the Estimated Expenditure is revised as contemplated by its definition, the first instalment, being a proportion of the Advance Payment for the period beginning on the Service Charge Commencement Date and ending on the day before the quarter day following the Service Charge Commencement Date, to be made on the Service Charge Commencement Date.

30.4                        Balancing payment

If the Service Charge for any Financial Year:-

30.4.1                                      shall exceed the Advance Payment for that Financial Year, the excess shall be paid by the Tenant to the Landlord within 7 days of written demand; or

30.4.2                                      shall be less than the Advance Payment for that Financial Year, the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge, or, if there is none, refunded to the Tenant without delay.

30.5                        Omissions

Any omission by the Landlord to include in the account of the Expenditure in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including that sum or the amount of that liability in any subsequent Financial Year as the Landlord shall determine.

30.6                        Alteration of Service Charge Percentage

If, at any time during the Term, the Net Internal Area of the Lettable Areas shall change or any other circumstances shall arise which make the calculation of the Service Charge Percentage (whether or not relating to individual items of Expenditure) unreasonable or inequitable, the Landlord shall be entitled to alter the Service Charge Percentage to such other percentage as is fair and reasonable in the circumstances.

30.7                        Continuing application of provisions

This clause shall continue to apply notwithstanding the expiration or earlier determination of the Term but only in respect of the period down to such expiration or earlier determination, the Service Charge for that Financial Year for that period being apportioned on a daily basis.

SECTION 11

SUPERIOR LEASE

31.                               OBLIGATIONS AND CONSENTS UNDER SUPERIOR LEASE

31.1                        Obligations by Tenant

The Tenant shall perform and observe the tenant’s covenants in the Superior Lease (other than the covenant to pay rents) so far as any of them relate to the Premises are still subsisting and capable of taking effect but not any tenant’s covenant which is expressly assumed by the Landlord under this Lease.

31.2                        Obligations by Landlord

The Landlord shall pay the rents reserved by the Superior Lease and perform and observe the tenant’s covenants contained in the Superior Lease to the extent that the Superior Landlord requires any such covenant to be performed or that the Landlord is liable to perform them but excluding any tenant’s covenants which are to be performed and observed by the Tenant under this Lease and shall indemnify the Tenant against any costs, expenses, loss, claims, action whatsoever arising from the Landlord’s failure to comply with this covenant.

31.3                        Obligations by Superior Landlord

At the written request and at the cost of the Tenant, the Landlord shall use best endeavours to enforce the performance and observance of any covenant by the Superior Landlord in the Superior Lease so far as it relates to the Premises.

31.4                        Consents under Superior Lease

Where the Tenant applies to the Landlord for any consent in respect of any matter mentioned in this Lease and, under the Superior Lease, the consent of the Superior Landlord is also required in respect of that matter then, at the written request and at the cost of the Tenant, the Landlord shall use reasonable endeavours to obtain the consent of the Superior Landlord but only in those cases where the Landlord is willing to give its consent or where the Landlord’s consent is not to be unreasonably withheld.

SECTION 12

MISCELLANEOUS

32.                               QUIET ENJOYMENT

The Landlord covenants with the Tenant that the Tenant, paying the Rents and performing and observing the covenants on the part of the Tenant contained in this Lease, shall and may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under, or in trust for it.

33.                               EXCLUSION OF IMPLIED COVENANTS BY LANDLORD

Any covenants on the part of the Landlord which would otherwise be implied by law are hereby expressly excluded.

34.                               RELETTING NOTICES

The Tenant shall permit the Landlord, at all reasonable times during the last six (6) months of the Term, to enter the Premises and affix and retain, without interference, on any suitable parts of them (but not so as materially to affect the access of light or air to the Premises) notices for reletting them and the Tenant shall not remove or obscure such notices and shall permit all persons with the written authority of the Landlord to view the Premises at all reasonable hours in the daytime, upon prior appointment having been made.

35.                               DISCLOSURE OF INFORMATION

Upon written request by the Landlord from time to time, the Tenant shall supply full particulars of all occupations and derivative interests in the Premises, however remote or inferior.

36.                              INDEMNITY

The Tenant shall keep the Landlord fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in any way directly or indirectly out of:-

36.1                        any act, omission, neglect or default of the Tenant or any persons in the Premises expressly or impliedly with the Tenant’s authority; or

36.2                        any breach of any covenant by the Tenant contained in this Lease.

37.                               REPRESENTATIONS

The Tenant acknowledges that this Lease has not been entered into in reliance, wholly or partly, on any statement or representation made by, or on behalf of, the Landlord, except any such statement or representation that is expressly set out in this Lease and replies to enquiries given by the Landlord or its solicitors or agents to the Tenant and its solicitors and agents.

38.                               EFFECT OF WAIVER

Each covenant by the Tenant shall remain in full force even though the Landlord may have waived or released it temporarily or waived or released (temporarily or permanently, revocably or irrevocably) a similar covenant affecting other property belonging to the Landlord.

39.                               NOTICES

39.1                        Notices to Tenant or Guarantor

Any demand or notice required to be made, given to, or served on, the Tenant or the Guarantor (if any) under this Lease shall be duly and validly made, given or served if addressed to the Tenant or the Guarantor respectively (and, if there shall be more than one of them, then any one of them) and delivered personally, or sent by pre-paid registered or recorded delivery mail, or sent by fax (but not e-mail) addressed (in the case of a company) to its registered office, or (whether a company or individual) its last known address, or (in the case of a notice to the Tenant) the Premises.

39.2                        Notices to Landlord

Any notice required to be given to, or served on, the Landlord shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail, or sent by fax addressed to the Landlord at its registered office.

40.                              TENANT’S OPTION TO DETERMINE

40.1                        Subject to all the provisions of this clause 40 the Tenant may determine this Lease on the third anniversary of the Term Commencement Date being 1 October 2013 (the “Determination Date”) by serving on the Landlord not less than six months prior notice in writing.

40.2                        This Lease shall only determine as a result of notice served by the Tenant under clause 40.1 if:

40.2.1                                      on the Determination Date the Tenant delivers up the Premises free from occupation by any sub-tenant; and

40.2.2                                      the Tenant has no outstanding payments of Principal Rent due and demanded under this Lease as at the Determination Date provided that any such demand of the Tenant must be made in writing and notified to the Tenant at least 30 days prior to the Determination Date or, if the Tenant requests details of the Principal Rent due on the Determination Date, provided that the Landlord notifies the Tenant in writing of such sums due within 14 days of written demand for details and, if the Landlord fails to do so in either case, the condition in this clause 40.2.2 shall be deemed not to apply to this clause 40.

40.3                        If the Tenant shall have complied with the provisions of this clause 40 then on the Determination Date this Lease shall determine but without prejudice to any right of action of the Landlord in respect of any previous breach by the Tenant and vice versa of this Lease.

40.4                        If any Principal Rent has been paid by the Tenant in relation to the period falling after the Determination Date, the Principal Rent shall be refunded by the Landlord to the Tenant within 10 days after the Determination Date and the Principal Rent to be refunded shall be the amount calculated at the Determination Date in accordance with the following formula:

A	x B
365

Where:

A =                             the full annual amount of the Principal Rent; and

B =                             the number of days from but excluding the Determination Date up to but excluding the first date after the Determination Date upon which an instalment of the Principal Rent would have been due under the Lease but for the determination pursuant to this Clause 40.

40.5                        If any Insurance Rent has been paid by the Tenant in relation to the period falling after the Determination Date, the Insurance Rent shall be refunded by the Landlord to the Tenant within 10 days after the Determination Date and the Insurance Rent to be refunded shall be the amount calculated at the Determination Date in accordance with the following formula:

A	x B
365

Where:

A =                             the full annual amount of the Insurance Rent; and

B =                             the number of days from but excluding the Determination Date up to but excluding the date specified in the then current cover note as the date on which the relevant policy or policies of insurance expire.

40.6                        Time is of the essence in respect of this clause 40.

41.                               EXCLUSION OF LANDLORD AND TENANT ACT 1954

The parties confirm that:

41.1                        The Landlord served a notice on the Tenant as required by Section 38(A((3)(a) of the Landlord & Tenant Act 1954 (“the 1954 Act”) and which applies to the tenancy created by this Lease before this Lease was entered into; and

41.2                        Anita Coys Jones who was duly authorized by the Tenant to do so made a statutory declaration dated 9 August 2010 in accordance with the requirements of Section 38(A)(3)(b) of the 1954 Act.

The parties to this Lease agree that the provisions of Sections 24 to 28 of the 1954 Act are excluded in relation to the tenancy created by this Lease.

42.                               GUARANTOR’S COVENANTS

In consideration of this Lease having been granted at its request, the Guarantor covenants in the terms contained in Schedule 4.

43.                              NEW TENANCY

This Lease constitutes a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

44.                               INVALIDITY OF CERTAIN PROVISIONS

If any term of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Lease or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

45.                               THIRD PARTY RIGHTS

A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

46.                               PREVIOUS LEASE B

If Previous Lease B determines for any reason before I October 2010 this Lease will automatically cease and be void unless in the case of forfeiture of the Previous Lease B, relief from forfeiture is sought and obtained in respect of the Previous Lease B.

47.                               WARRANTED RISK

47.1                        The Landlord covenants, at the Tenant’s written request to use all reasonable endeavours to obtain payment from all relevant Warrantors for the cost of rectification or repair of the Building attributable to the Warranted Risks provided that the Tenant shall have provided to the Landlord an indemnity satisfactory to the Landlord (acting reasonably) in respect of all proper costs, losses and expenses incurred by the Landlord in any such actions, including (but not limited to) all reasonable and professional costs and the reasonable costs of the Landlord’s managing agent.

47.2                        The Landlord hereby agrees to indemnify the Tenant against the costs, as referred to in the definition of Warranted Risk and incurred by the Tenant provided that the liability of the Landlord to the Tenant under this Clause 47.2 shall be limited to the sums actually recovered by the Landlord from the relevant Warrantors pursuant to action taken under Clause 47.1.

IN WITNESS whereof this Deed has been executed by the parties and is intended to be and is hereby delivered on the date first written above.

SCHEDULE 1

Rights And Easements Granted

1.                                      Subject to any temporary interruption for repairs, alterations or replacements, the right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and all persons having a similar right):-

1.1                               to use such of the Common Parts as shall be designated from time to time for use by the Tenant for all proper purposes in connection with the use and enjoyment of the Premises;

1.2                               to use such of the passenger lifts and stairwells and staircases in the Building as shall be designated from time to time for use by the Tenant for the purpose only of obtaining access to and egress from the Premises;

1.3                               to use such of the lavatories and the kitchens in the Building as shall be designated from time to time for use by the Tenant;

2.                                      Subject to any temporary interruption for repairs, alterations or replacements, the right to the passage of any of the Utilities to and from the Premises through any relevant Conduits which are now or (within a period of 80 years after the date of this Lease) may be in, under, or over any other part of the Building, in each case so far as any of the same are necessary for the reasonable use and enjoyment of the Premises;

3.                                      The right of support and protection from all other parts of the Building as is now enjoyed by the Premises;

4.                                      The right for the Tenant and any other permitted occupier of any part of the Premises to have displayed on any name board provided by the Landlord in the main entrance to the Building the name and location within the Building of the offices of the Tenant and that occupier in such style as the Landlord in its absolute discretion permits;

5.                                      The right, in emergencies or during fire drills, to enter and use other parts of the Building designated by the Landlord as a means of escape

SCHEDULE 2

Exceptions and Reservations

1.                                      There are excepted and reserved to the Landlord and the tenants and occupiers of the Building and any Adjoining Property and all other persons authorised by the Landlord or having similar rights:-

1.1                               the right to the passage and running of the Utilities through any relevant Conduits which are now, or may at any time be in, under, or over the Premises;

1.2                               the right to enter the Premises in order to:-

1.2.1                     inspect, clean, maintain, repair, connect, remove, lay, renew, relay, replace, alter or execute any works whatsoever to, or in connection with the flooring and air conditioning situated in the Premises and any of the Conduits or any other services;

1.2.2                     execute repairs, decorations, alterations or any other works, and to make installations to, the Premises, the Building or to any Adjoining Property;

1.2.3                     access any plant/machinery contained in the Building including risers; or

1.2.4                     do anything which the Landlord is enfitled to do under this Lease;

1.3                               the right to erect scaffolding for the purpose of repairing or cleaning the Building or any building now, or after the date of this Lease, erected on any Adjoining Property, or in connection with the exercise of any of the rights mentioned in this Schedule even though such scaffolding may temporarily restrict the access to, or enjoyment or use of, the Premises;

1.4                               any rights of light, air, support, protection and shelter or other easements and rights now, or after the date of this Lease, belonging to, or enjoyed by, other parts of the Building or any Adjoining Property;

1.5                               full right and liberty at any time after the date of this Lease to raise the height of (Provided That under this clause the Landlord shall not have the ability to create new floors of the Building above the Premises), or make any alterations or additions or execute any other works to, the Building or any buildings on any Adjoining Property, or to erect any new buildings of any height on any Adjoining Property in such manner as the Landlord or the person exercising the right shall think fit and even though they may obstruct., affect or interfere with the amenity of, or access to, the Premises or the passage of light and air to the Premises, but not so that the Tenant’s use and occupation of them is materially affected Provided Always That in carrying out any such works the Landlord shall use all reasonable endeavours to cause minimum disruption to the Tenant’s use and occupation of the Premises;

1.6                               the right, in emergencies or during fire drills, to enter the Premises and use any designated escape route;

2.                                      Any rights or easements excepted and reserved in paragraph 1 over anything which is not in being at the date of this Lease shall be effective only in relation to any such thing which comes into being before the expiry of eighty (80) years from today, which shall be the perpetuity period applicable to this Lease.

SCHEDULE 3

Use Restrictions

1.                                      Dangerous materials and use of machinery

The Tenant shall not:-

1.1                               bring into the Building or keep in the Premises any article or thing which is or may become combustible, dangerous, explosive, inflammable, offensive or radio-active, or which might increase the risk of fire or explosion other than reasonable quantities of oil required for the operation of any boiler, plant, machinery, equipment and apparatus which shall be stored in accordance with the requirements of any statute affecting the Premises and of any insurer of them;

1.2                               keep or operate in the Premises any machinery which is unduly noisy or causes vibration, or which is likely to annoy any other tenant or occupier of the Building.

2.                                      Overloading floors and services

The Tenant shall not:-

2.1                               overload the floors of the Premises or the Building nor suspend any excessive weight from any ceiling, roof, stanchion, structure or wall of the Building nor overload any Utility in or serving it;

2.2                               do anything which may subject the Premises or the Building to any strain beyond that which they are designed to bear (with due margin for safety), and shall pay to the Landlord, within 14 days of written demand, any expense reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Premises or the Building is being, or is about to be, overloaded;

2.3                               exceed the weight limits prescribed for any lift in the Building.

3.                                      Discharges into Conduits

The Tenant shall not discharge into any Conduit any oil or grease or any noxious or deleterious effluent or substance which may cause an obstruction or might be or become a source of danger, or which might damage any Conduit or the drainage system of the Building or any Adjoining Property.

4.                                      Disposal of refuse

The Tenant shall not deposit in the Common Parts any refuse, rubbish or trade empties of any kind other than in proper receptacles and as may be designated by the Landlord, and shall not burn any refuse or rubbish on the Premises.

5.                                      Obstruction of Common Parts

The Tenant shall not do anything as a result of which the Common Parts or other area over which the Tenant may have rights of access or use may be damaged, or their fair use by others may be obstructed in any way and shall not park any vehicle on any road or open area forming part of the Building.

6.                                      Prohibited uses

The Tenant shall not use the Premises for any public or political meeting, or public exhibition or public entertainment, show or spectacle; or for any dangerous, noisy, noxious or offensive business, occupation or trade; or for any illegal or immoral purpose; or for residential or sleeping purposes; or for betting, gambling, gaining or wagering; or as a betting office; or as a club; or for the sale of any beer, wines or spirits; or for any auction.

7.                                      Nuisance

The Tenant shall not:-

7.1                               do anything in the Premises or the Building which may be or become a nuisance, or causes annoyance, damage or disturbance to, the Landlord or any other tenant or occupier in the Building or any owner or occupier of any Adjoining Property, or which may be injurious to the amenity, character, tone or value of the Building;

7.2                               play any musical instrument, or use any loudspeaker, radio, tape recorder, record or compact disc player or similar apparatus in such a manner as to be audible outside the Premises;

7.3                               place outside the Premises or in the Common Parts or expose from any window of the Premises any articles, goods or things of any kind save for any office furnishings, blinds or curtains.

SCHEDULE 4

Covenants by Guarantor

1.                                      Covenant and indemnity by Guarantor

The Guarantor:-

1.1                               covenants with the Landlord, as a primary obligation, that the Present Tenant or the Guarantor shall duly perform and observe all the covenants on the part of the Tenant contained in this Lease, including the payment of the Rents and all other sums payable under this Lease in the manner and at the times specified in this Lease; and

1.2                               indemnifies, as a primary obligation, the Landlord against all proper claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising directly out of any default by the Present Tenant in the performance and observance of any of its obligations or the payment of any rent and other sums.

2.                                      Guarantor’s liability

The Guarantor further covenants with the Landlord, as a primary obligation, that the Guarantor shall be liable (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfillment of all the obligations of the Present Tenant under this Lease and agrees that the Landlord, in the enforcement of its rights under this Lease, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.

3.                                      Waiver by Guarantor

The Guarantor waives any right to require the Landlord to proceed against the Present Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

4.                                     Postponement of claims by Guarantor against Tenant

The Guarantor further covenants with the Landlord that the Guarantor shall:-

4.1                               not claim in any liquidation, bankruptcy, composition or arrangement of the Present Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Present Tenant;

4.2                               hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Present Tenant whilst any liabilities of the Present Tenant or the Guarantor to the Landlord remain outstanding; and

4.3                               not exercise any right or remedy in respect of any amount paid or any liability incurred by the Guarantor in performing or discharging its obligations contained in this Schedule, or claim any contribution from any other guarantor.

5.                                      Postponement of participation by Guarantor in security

The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Present Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

6.                                      No release of Guarantor

None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal obligor under this Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:-

6.1                               any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of the Rents or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

6.2                               any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

6.3                               any extension of time given by the Landlord to the Tenant;

6.4                               any variation of the terms of this Lease or the transfer of the Landlord’s reversion or the assignment of this Lease save where any such variation or transfer increases the Guarantor’s liability from the liabilities currently provided for in this Lease;

6.5                               any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

6.6                               any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside, or in excess of, the powers of the Tenant;

6.7                               any other act, omission, matter or thing whatsoever as a result of which, but for this provision, the Guarantor would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord).

7.                                      Disclaimer of Lease

The Guarantor further covenants with the Landlord that:-

7.1                               if a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease; or

7.2                               if the Present Tenant shall cease to exist

the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within six (6) months after such disclaimer or other event so requires accept from, and execute and deliver to, the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the reasonable cost of the Guarantor and to be at the same Rents and subject to the same covenants and provisions as are contained in this Lease.

8.                                      Guarantor to pay sum equal to rents

If the Landlord shall not require the Guarantor to take a new lease pursuant to paragraph 7, the Guarantor shall nevertheless within 7 days of prior written demand pay to the Landlord a sum equal to the Rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of six (6) months from such date or until the Landlord shall have granted a lease of the Premises to a third party (whichever shall occur first).

9.                                      Benefit of guarantee

This guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment.

10.                               Guarantor to join in Authorised Guarantee Agreement

The Guarantor covenants with the Landlord, and as a separate covenant with the Present Tenant, that the Guarantor will join in, and execute and deliver to the Landlord, any deed which the Present Tenant is required to execute and deliver to the Landlord pursuant to clause 19.3.2, so as to give the covenants on the part of the Guarantor contained in that deed.

11.                               Invalidity of certain provisions

If any term of this guarantee or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this guarantee or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this guarantee shall be valid and be enforced to the fullest extent permitted by law.

12.                               Duration of Guarantee

The guarantee in this Schedule 4 shall remain in effect until the earlier of:

12.1                        the determination of the Term;

12.2                        the assignment of this Lease by the Tenant in accordance with the provisions of clause 19; or

12.3                        the date upon which the Tenant is released from liability under this Lease by virtue of Section 11(2) of the Landlord and Tenant (Covenants) Act 1995 but without prejudice to any accrued rights of action or remedy of the Landlord.

SCHEDULE 5

Items of Expenditure as referred to in clause 30

1.                                      Repairs and maintenance

1.1                               Repairing, maintaining, decorating and (where appropriate) cleaning, lighting, heating, servicing and (as and when necessary) altering, reinstating, renewing or rebuilding each part of the Retained Parts;

1.2                               Carpeting, furnishing and equipping the Retained Parts as the Landlord may determine, including providing floral decorations, desks, tables, chairs and other fixtures and fittings in the main entrance halls and lift lobby areas.

2.                                      Plant and machinery

Providing, maintaining, repairing, operating, inspecting, servicing, cleaning, lighting and (as and when necessary) renewing or replacing any plant, machinery, apparatus and equipment in the Retained Parts, including arty boiler and items relating to the ventilation, heating, air conditioning and hot and cold water systems, any lift, lift shaft and lift motor room, any fuel and electricity for them and any necessary maintenance contracts and insurance in respect of them.

3.                                      Security and emergency systems

Providing, maintaining, repairing, operating, inspecting, servicing, cleaning and (as and when necessary) renewing or replacing any security or emergency systems for the Building, including alarm systems, internal telephone systems, closed circuit television systems, generators, emergency lighting, fire detection or prevention systems, sprinkler systems, any fire escapes for the Building and fire fighting and fire prevention equipment and appliances (other than those for which a tenant is responsible).

4.                                      Staff

Providing staff (including such direct labour as the Landlord considers appropriate having regard to the best interests of the tenants in the Building and the principles of good estate management) for the day-to-day running of the installations and plant in, and the provision of other services to, the Building and for its general management, operation and security and all other incidental expenditure, including:-

4.1                               insurance, health, pension, welfare, payments, contributions and premiums;

4.2                               providing uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;

4.3                               providing, maintaining, repairing, decorating and lighting any accommodation and facilities for staff employed in the Building, and any rates, gas or electricity charges in respect of it, and any actual or notional rent for such accommodation.

5.                                      Signs etc.

Providing, maintaining and renewing name boards and signs in the main entrance halls, lift lobby areas and any other parts of the Building, and any directional signs and fire regulation notices and any flags, flag poles, television and radio aerials and satellite dishes.

6.                                      Refuse

Providing and (when necessary) renewing or replacing any paladins, compactors or other receptacles for refuse for the Building and the cost of collecting, storing and disposing of refuse.

7.                                      Landscaping

Providing and maintaining floodlighting and any plants, shrubs, trees or garden or grassed areas in the Retained Parts.

8.                                      Miscellaneous items

8.1                               Leasing or hiring any of the items referred to in this Schedule.

8.2                               Interest, commission and fees in respect of any monies borrowed to finance the provision of services and any of the items referred to in this Schedule provided that such interest, commission and fees are incurred on commercial terms and in an arms length manner.

8.3                               Enforcing for the general benefit of the tenants of the Building (as determined by the Landlord) the covenants in any of the other leases of the Building.

9.                                      Insurance

9.1                               Periodic valuations of the Building for insurance purposes but not more than once in any one year.

9.2                               Works required to the Building in order to satisfy the requirements of any insurer of the Building.

9.3                               Property owner’s liability, third party liability and employer’s liability and such other insurances as the Landlord may, from time to time, reasonably determine in the interest of good estate management.

9.4                               Any amount which may be deducted or disallowed by any insurer of the Building under any excess provision in the insurance policy on settlement of any claim by the Landlord.

10.                               Common facilities

Making, laying, repairing, maintaining, rebuilding, decorating, cleaning and lighting (as the case may require), any roads, ways, forecourts, passages, pavements, party walls or fences, party structures, Conduits or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by, the Building in common with any Adjoining Property.

11.                               Outgoings

All existing or future rates during the Term or any extension or continuation thereof (including water rates) taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable by the Landlord in respect of the Retained Parts or any part of them but not the Landlord’s reversion.

12.                               Statutory requirements

Carrying out any works to the Building required to comply with any statute (other than works for which any tenant or occupier is responsible).

13.                               Representations

Taking any steps considered desirable or expedient by the Landlord for complying with, making representations against, or otherwise contesting liability under, any statute concerning town planning, public health, highways, streets, drainage and any other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly responsible or which the Landlord is not jointly liable to pay with the Tenant hereunder.

14.                               Management

14.1                        The proper and reasonable fees, costs, expenses and disbursements of the Surveyor or any other person employed or retained by the Landlord for, or in connection with, surveying and accounting functions, the performance of the services and any other duties in and about the Building or any part of it, and relating to the general management, administration, security, maintenance, protection and cleanliness of the Building and incurred in the interests of the occupiers of the Building and in accordance with the principles of good estate management.

14.2                       The proper and reasonable fees and expenses of the Landlord or a Group Company of the Landlord in connection with the management of the Building and any of the functions and duties referred to in paragraph 14.1 that may be undertaken by the Landlord or that Group Company, such fees and expenses to include overheads and profits commensurate with current market practice of property companies providing management services.

15.                               Reserve Fund

Such annual provision as the Landlord may, in its discretion, determine as being proper and reasonable and in the interest of good estate management for the establishment and maintenance of a reserve fund for the replacement of any boilers, plant, machinery, apparatus and equipment or comprising the Retained Parts.

16.                               Generally

Any other costs and expenses which the Landlord incurs in providing such other services and in carrying out such other works as the Landlord may, in its discretion, consider desirable or necessary for the benefit of the Building or any part of it or the tenants or occupiers of it, or for securing or enhancing any amenity of, or within, the Building, or in the interest of good estate management.

17.                               Value Added Tax

Value Added Tax in respect of any item of expenditure referred to in this Schedule to the extent that it is not otherwise recoverable by the Landlord.

SCHEDULE 6

Deeds and documents containing matters to which the premises are subject

All matters contained in the title registers for Title Number 314084 save for any financial charges.

SCHEDULE 7

Authorised Guarantee Agreement to be given by Tenant pursuant to clause 19.3.2

THIS DEED is made the [                             ] day of [                                         ]

BETWEEN:

1.                                      [                                                                       ] whose registered office is at [                                                                                                                          ] (registered number: [                                                          ]) (the “Present Tenant”) [and]

2.                                      [                                                                       ] whose registered office is at: [                                                                                                                          ] (registered number: [                                                          ]) (the “Landlord”) [and]

3.                                      [                                                                       ] whose registered office is at [                                                                                                                          ] (registered number: [                                                          ]) (the “Guarantor”) [and]

WHEREAS:-

(A)                               This Agreement is made pursuant to the lease dated [                                ] 2010 and made between (1) O&H Q7 Limited; (2) GW Pharma Limited; and (3) GW Pharmaceuticals Limited (the “Lease”) which expression shall include (where the context so admits) all deeds and documents supplemental to it (whether expressed to be so or not) relating to the premises at 6th Floor, One Cavendish Place London W1 (the “Premises”).

(B)                               The Present Tenant holds the Premises under the Lease and wishes to assign the Lease to [   ] (the “Assignee”), and pursuant to the Lease the Landlord’s consent is required to such assignment (the “Assignment”) and such consent is given subject to a condition that the Present Tenant [and the Guarantor] [is/are] to enter into a deed in the form of this Deed.

1.                                      Authorised Guarantee

Pursuant to the condition referred to above, the Present Tenant covenants with the Landlord, as a primary obligation, that the Assignee or the Present Tenant shall, at all times during the period (the “Guarantee Period”) from the completion of the Assignment until the Assignee shall have ceased to be bound by the tenant covenants (which in this Deed shall have the meaning attributed by section 28(1) of the Landlord and Tenant (Covenants) Act 1995 (the “1995 Act”)) contained in the Lease (including the payment of the rents and all other sums payable under the Lease in the manner and at the times specified in the Lease), duly perform and observe the tenant covenants.

2.                                      Present Tenant’s liability

2.1                               The Present Tenant agrees that the Landlord, in the enforcement of its rights under this Deed, may proceed against the Present Tenant as if the Present Tenant were the sole or principal debtor in respect of the tenant covenant in question.

2.2                               For the avoidance of doubt, notwithstanding the termination of the Guarantee Period the Present Tenant shall remain liable under this Deed in respect of any liabilities which may have accrued prior to such termination.

2.3                               For the avoidance of doubt the Present Tenant shall be liable under this Deed for any reasonable and proper costs and expenses incurred by the Landlord in enforcing the Present Tenant’s obligations under this Deed.

3.                                      Disclaimer of Lease

The Present Tenant further covenants with the Landlord that if the Crown or a liquidator or trustee in bankruptcy shall disclaim the Lease during the Guarantee Period the Present Tenant shall, if the Landlord by notice in writing given to the Present Tenant within six (6) months after such disclaimer so requires accept from, and execute and deliver to, the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer and continuing for the residue then remaining unexpired of the term of the Lease, such new lease to be at the same rents and subject to the same covenants and provisions as are contained in the Lease.

4.                                      Supplementary provisions

By way of provision incidental or supplementary to clauses 1, 2 and 3 of this Deed:-

4.1                               Postponement of claims by Present Tenant

The Present Tenant further covenants with the Landlord that the Present Tenant shall:-

4.1.1                     not claim in any liquidation, bankruptcy, composition or arrangement of the Assignee in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Assignee;

4.1.2                     hold for the benefit of the Landlord all security and rights the Present Tenant may have over assets of the Assignee whilst any liabilities of the Present Tenant or the Assignee to the Landlord remain outstanding; and

4.1.3                     not exercise any right or remedy in respect of any amount paid or any liability incurred by the Present Tenant in performing or discharging its obligations contained in this Deed, or claim any contribution from any other guarantor.

4.2                               Postponement of participation by Present Tenant in security

The Present Tenant shall not be entitled to participate in any security held by the Landlord in respect of the Assignee’s obligations to the Landlord under the Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Present Tenant or the Assignee to the Landlord under the Lease have been performed or discharged.

4.3                               No release of Present Tenant

None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Present Tenant as principal obligor under this Deed or otherwise prejudice or affect the right of the Landlord to recover from the Present Tenant to the full extent of this guarantee:-

4.3.1                     any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of any rents or other amounts required to be paid by the Assignee or in enforcing the performance or observance of any of the obligations of the Assignee under the Lease;

4.3.2                     any refusal by the Landlord to accept rent tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

4.3.3                     any extension of time given by the Landlord to the Assignee;

4.3.4                     (subject to Section 18 of the 1995 Act) any variation of the terms of the Lease or the transfer of the Landlord’s reversion provided that any such variation or transfer does not increase the liability of the Present Tenant;

4.3.5                     any change in the constitution, structure or powers of either the Present Tenant, the Assignee or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Present Tenant or the Assignee;

4.3.6                     any legal limitation, or any immunity, disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Assignee may be outside, or in excess of, the powers of the Assignee;

4.3.7                    any other deed, act, omission, failure, matter or thing whatsoever as a result of which, but for this provision, the Present Tenant would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord or a release effected by virtue of the 1995 Act).

4.4                               Costs of new lease

The Landlord’s reasonable legal costs in connection with any new lease granted pursuant to clause 3 of this Deed shall be borne by the Present Tenant and paid to the Landlord (together with Value Added Tax) upon completion of such new lease.

5.                                      Invalidity of certain provisions

If any term of this Deed or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Deed or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Deed shall be valid and be enforced to the fullest extent permitted by law.

IN WITNESS whereof this deed has been executed by the Present Tenant and is intended to be and is hereby delivered on the date first above written above.

Executed as a Deed by

O&H Q7 LIMITED

acting by a director in the presence of:	/s/ [ILLEGIBLE]

Signature of witness:	/s/ David Lyons

Name of witness (in BLOCK CAPITALS)	DAVID LYONS

Address: